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                                                                  EXHIBIT 23.18

        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

  We hereby consent to (i) the inclusion of our opinion letter, dated June 15, 1998, to the Board of Directors of U.S. Rentals, Inc. (the "Company") as Exhibit H to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of United Rentals, Inc. relating to the merger of a wholly-owned subsidiary of United Rentals, Inc. with and into the Company, and (ii) all references to DLJ in the section captioned "Opinion of Financial Advisors to U.S. Rentals" of such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          Donaldson, Lufkin & Jenrette
                                          Securities Corporation

Los Angeles, California
September 9, 1998